Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$262,568	$216,934	$659,216	$535,970
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	187,080	172,049	554,087	476,541
Selling, general and administrative expenses (excludes depreciation and amortization)	61,040	56,469	173,936	156,026
Corporate expenses (excludes depreciation and amortization)	17,691	648	32,465	15,505
Depreciation and amortization	22,509	21,385	64,740	61,891
Other operating expense (income), net	(189)	4,002	(244)	9,522
Operating loss	(25,563)	(37,619)	(165,768)	(183,515)
Interest expense, net	(5,970)	(4,720)	(18,094)	(10,109)
Other income (expense), net	(10,987)	11,877	(871)	(8,656)
Loss before income taxes	(42,520)	(30,462)	(184,733)	(202,280)
Income tax benefit (expense)	4,776	1,845	6,131	(4,783)
Consolidated net loss	(37,744)	(28,617)	(178,602)	(207,063)
Less amount attributable to noncontrolling interest	—	1	—	4
Net loss attributable to the Company	$(37,744)	$(28,618)	$(178,602)	$(207,067)